Company Subsidiaries

Subsidiaries of American Skiing Company, a Maine corporation:

ASC Utah, a wholly-owned Maine corporation
ASC Leasing, Inc., a wholly-owned Maine corporation
Blunder Bay Development, Inc., a wholly-owned Maine corporation
Grand Summit Resort Hotel Sales, Inc., 80% owned Maine corporation
Sunday River Skiway Corporation, a wholly-owned Maine corporation
Sunday River Transportation, Inc., a wholly-owned Maine corporation
Sunday River, Ltd., a wholly-owned Maine corporation
Perfect Turn, Inc., a wholly-owned Maine corporation;
L.B.O. Holding, Inc., a wholly-owned Maine corporation
SRH, Inc. (fka Sugarbush Resort Holdings, Inc.) a wholly-owned Vermont corporation
S-K-I, Ltd., a wholly-owned Delaware corporation
American Skiing Company Resort Properties, Inc., a wholly-owned Maine corporation
Steamboat Ski and Resort Corporation, a wholly-owned Delaware corporation Heavenly Valley Ski & Resort Corporation, a wholly-owned Delaware corporation Heavenly Corporation, a wholly-owned Delaware corporation

  Subsidiaries of ASC Utah:
  Community Water Company, a wholly owned Utah corporation

  Subsidiaries of Steamboat Ski & Resort Corporation:
  Walton Pond Apartments, Inc., a 90% owned Delaware corporation

  Subsidiaries of Heavenly Valley Ski and Resort Corporation:
  Heavenly Valley Limited Partnership, a 68.5567% owned limited partner of Delaware limited partnership

  Subsidiary of Heavenly Corporation:
  Heavenly Valley Limited Partnership, a 31.4433% owned general partner of Delaware limited partnership

  Subsidiaries of S-K-I, Ltd.:
  Killington, Ltd., a wholly-owned Vermont corporation
  Sugarloaf Mountain Corporation, a wholly-owned Maine corporation
  SKI Insurance Company, a wholly-owned Vermont corporation
  Mount Snow, Ltd, a wholly-owned Vermont corporation
  Pico Ski Area Management Company, a wholly-owned Vermont corporation Killington West Ltd., a wholly-owned California corporation

    Subsidiaries of Killington, Ltd.:
    Killington Restaurants, Inc., a wholly-owned Vermont corporation

    Subsidiaries of Sugarloaf Mountain Corporation:
    Mountainside, a wholly-owned Maine corporation
    Sugarloaf Land Partners I, a 10% owned Maine partnership
    Sugarloaf Land Partners II, a 10% owned Maine partnership

    Subsidiary of Mount Snow, Ltd.:
    Dover Restaurants, Inc., a wholly-owned Vermont corporation

    Subsidiary of Pico Ski Area Management Company:
    Uplands Water Company, a 92.5% owned Vermont corporation

    Subsidiaries of American Skiing Company Resort Properties, Inc.:
    Grand Summit Resort Properties, Inc., a wholly-owned Maine corporation Steamboat Resort Properties, Inc., a wholly-owned Maine corporation
    The Canyons Resort Properties, Inc., a wholly-owned Maine corporation Heavenly Resort Properties, Inc., a wholly-owned Maine corporation Sugarloaf Resort Properties, Inc., a wholly-owned Maine corporation Killington Resort Properties, Inc., a wholly-owned Maine corporation
    Mount Snow Resort Properties, Inc., a wholly-owned Maine corporation Sunday River Resort Properties, Inc., a wholly-owned Maine corporation Whisper Ridge, Inc. (fka Attitash Resort Properties, Inc.), a wholly-owned
       Maine corporation